Exhibit 10.9

PROMISSORY NOTE

Amount: $ 40,000.00	Houston, Texas

March 31, 2011

For value received, THE ONE WORLD DOLL PROJECT, INC, (hereafter referred to as OWDP) promises to pay to the order of BRADLEY D MELTON the sum of FORTY THOUSAND AND NO/100 ($40,000.00) DOLLARS, with interest at the rate of FOURTEEN (14% ) per cent per annum from March 31, 2011 until paid, payable at 3009 Oak Hollow Rd, Oklahoma City, OK, 73120 or at an address to be determined by BRADLEY D MELTON,  in sixty six (48) installments or the earlier of the following:

(i)	April 14, 2015;
(ii)	upon occurrence of an Event of Default.

Installments: OWDP will pay payments in the following manner:

(i)	$466.67 per month for the initial six (6) month period, which shall be applied to interest only.
(ii)	$1,210.13 per month thereafter for a period of sixty (42) months, which shall be applied to principal and interest, via the attached loan amortization schedule.

For purposes of this Promissory Note, the following definitions apply:

Event of Default: defined as (a) the failure of OWDP to pay the note when due; (b) material breaches of covenants, representations or warranties by OWDP; or (c) bankruptcy of OWDP whether voluntary or involuntary.

Payment, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation.  Default shall, at the option of the holder hereof, without notice of default, mature the entire obligation.  OWDP reserves the right to pre-pay all or any part of this obligation without penalty. All makers, endorsers and sureties hereto hereby severally waive presentment for payment, demand, protest and notice of protest for nonpayment and all forms of division and discussion and agree that payment hereof may be extended without notice thereof, and in the event this note is placed in the hands of an attorney for collection of same or any part thereof, including interest, whether with or without suit, to pay reasonable attorney's fees.  The parties hereto agree that this note shall be construed under the laws of Texas.

THE ONE WORLD DOLL PROJECT, INC.

BY:
/s/ Corinda J. Melton
Corinda J. Melton, CEO

AGREEMENT

The parties to this Agreement agree to and bind themselves to do the following:

On or about March 31, 2011 Bradley D Melton (Lender) loaned $40,000.00 to The One World Doll Project, Inc. (OWDP).  A copy of the note is attached to this Security Agreement and incorporated herein by reference.

As an additional inducement for making the loan to OWDP and for value received, OWDP agrees to immediately arrange for the issuance of 100,000 shares of common stock in OWDP and warrants to purchase $160,000 (160,000) shares of Common Stock of OWDP at an exercise price of $0.40 per share subject to the existing warrant terms and conditions of OWDP.

This Note shall be construed in accordance with the laws of the State of Texas.

Signed this 31st day of March, 2011, at Houston, Harris County, Texas.

Security Pledged by:

THE ONE WORLD DOLL PROJECT, INC.

By:          /s/ Corinda J. Melton
Corinda J. Melton, CEO

AGREEMENT

The parties to this Agreement agree to and bind themselves to do the following:

On or about March 31, 2011 Bradley D Melton (Lender) loaned $40,000.00 to The One World Doll Project, Inc. (OWDP).  A copy of the note is attached to this Security Agreement and incorporated herein by reference.

As an additional inducement for making the loan to OWDP and for value received, OWDP agrees to immediately arrange for the issuance of 100,000 shares of common stock in The One World Doll Project, Inc.

This Security Agreement removes the offer for the purchase of warrants in The one World Doll Project.

This Note shall be construed in accordance with the laws of the State of Texas.

Signed this 30th day of April, 2011, at Houston, Harris County, Texas.

Security Pledged by:

THE ONE WORLD DOLL PROJECT, INC.

By:	/s/ Corinda J. Melton, CEO	Date: 4/30/11
Corinda J. Melton, CEO

Acknowledged by:

/s/ Bradley Melton	Date: 4/30/11
Bradley D Melton